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                                                                   Exhibit 10.69

                             LAND LEASE AGREEMENT



                                by and between

                                  Neste Oy,
                 a Finnish Company having its head office at
                     Keilaniemi, SF-02150 Espoo, Finland
                     (hereinafter referred to as "Neste"),

                                      and

                            Styrochem Finland Oy,
                     a Finnish Company having an office at
                     Kilpilahti, FIN-06100 Porvoo, Finland
                  (hereinafter referred to as the "Lessee"),

                                      and

                         Radnor Holdings Corporation,
                  a Delaware Corporation having an office at Three Radnor Corporation Center, Suite 300, Radnor, Pennsylvania, 19087
                                    U.S.A.
                     as Guarantor under Article 15 hereof


                         Dated as of 15 October, 1997.


        WITNESSETH

        WHEREAS Neste and the Lessee, among others, have entered into a Sale of Assets Agreement dated as of September 17, 1997 (hereinafter referred to as the "Main Agreement"). This Agreement is subject to the Main Agreement whereby Neste agreed, among other things, to transfer Neste's polystyrene ("Polystyrene") plant in Kulloo, Porvoo (hereinafter referred to as the "Plant");

        WHEREAS, Neste is the owner of the land on which the Plant is located (the "Real Property");

        WHEREAS, Neste wishes to lease to the Lessee the Real Property for the manufacture of Polystyrene and the running of the associated business and the Lessee wishes to occupy the Real Property;
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        NOW, THEREFORE, both parties hereby agree as follows:


DEFINITIONS:

        The following capitalized words and phrases shall have the meanings described below:

        "Affiliate": means in relation to any Party:

                     a) any person which owns and controls more than fifty per
                        cent (50%) of the capital stock and voting rights of such Party;

                     b) any person more than fifty per cent (50%) of the capital stock and voting rights of which are owned and controlled by such Party; or any

                     c) person more than fifty per cent (50%) of the capital
                        stock and voting rights of which are owned and controlled by one or more persons qualifying as Affiliates under a) or b) above.

        "Agreement" means this Agreement and the Appendices attached hereto which form an integral part hereof.


1. LEASED PROPERTY

        Neste hereby agrees to lease out and the Lessee hereby agrees to accept the lease of the Real Property being the parcel of approximately (77130 + 6860) 83.990 square metres in Porvoo as described in the map appended hereto as Appendix 1 and forming part of the registered units numbers
                  ----------
        1:62, 4:109, 4:81 and 4:82. The Lessee has the option (the "Option") to extend the said Real Property by a parcel of approximately 46680 square metres (the "Opted Real Property"), as described on the said map, subject to conditions hereinunder. After the Lessee has exercised such Option the term "Real Property" shall incorporate both the original Real Property and the Opted Real Property, and all rights and obligations provided for in this Agreement shall apply to this Real Property.


2. PURPOSES OF THE LEASE

        The Real Property leased under Article 1 hereof, will be used by the Lessee for the sole purpose of operating the Plant to manufacture Polysytrene and related products and/or products which use or incorporate such Polystyrene and/or related products and managing and running the associated business.


3. LESSEE'S RIGHTS TO POSSESSION OF LAND

3.1 Without prejudice to the obligations and rights of the parties pursuant to the Neste Service Agreement dated as of the date hereof (hereinafter referred to the "Neste Service Agreement"), and subject to the Main Agreement, Neste hereby represents and warrants that the Lessee has the full rights to

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        possession and use of the Real Property throughout the term of this agreement as it may deem proper for the fulfillment of the purposes of the lease specified in Article 2 above, including without limitation the right to improve the Real Property, install machinery, equipment or tooling, construct any building or structure, including the right of the Lessee to design, control construction and recruit engineers, architects or any other person relating to the said construction without having to obtain Neste's authorization or consent unless mandatory safety or environmental regulations require it (in which case Neste's consent will not be unreasonably withheld).

3.2 In the case where it is necessary to make contact with any government agency to obtain any government approval or license for construction of the Plant or license for operating the business or manufacturing Polystyrene, the Lessee shall be responsible therefor in its own name and with its own expense. However, in a case where Neste's consent is required for the acquisition of the said licenses or government approval, Neste agrees to cooperate with and facilitate the Lessee in all respects, including granting such consent without limitation, where required.


4. LEASE PERIOD

4.1 The period of the lease shall be thirty (30) years from the date of Closing (as defined in the Main Agreement).

4.2 Neste covenants that upon the expiration of the lease under Article 4.1, if the Lessee wishes to renew the lease, Neste will renew this Agreement for an additional period requested by Lessee (provided such additional period shall not exceed sixty-nine (69) years) upon the same terms and conditions hereof, with the exception of the amount of the rent to be paid under this Agreement which shall then be renegotiated (but in no event shall exceed fair market price) and with such modifications as may be required to comply with applicable laws. In order to renew such rent period, (i) the Lessee shall give to Neste prior notice not less than twelve (12) months before the expiration date of the lease period under
        Article 4.1 and (ii) the Lessee must not be in material breach of any of the provisions of this Agreement.

4.3 The Option shall be valid as of the date hereof until the lease period, whether original or renewed, has expired.

4.4 The Parties agree that at the expiration of the initial term of this Agreement the Parties shall also discuss in good faith the alternative of Lessee purchasing the Real Property outright for a purchase price to be negotiated but in no event to exceed the fair market value of the Real Property.


5. RENT AND RENTAL PAYMENT

5.1 The rent shall be one (1) Finnish Markka per annum, payable to Neste each year on or before the 5th of November. Lessee will reimburse any real estate taxes borne by Neste as a result of ownership of the Real Property, such reimbursement to be made on an annual basis within thirty
        (30) days after

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        receipt by Lessee of a notice from Neste specifying the amount to be reimbursed.

5.2 The rent for the Opted Real Property shall be agreed separately, on the basis of the fair market value of such real property.


6. DELIVERY OF REAL PROPERTY

        Neste shall deliver the Real Property under Article 1 hereof to the Lessee, in good condition to enable the Lessee to conduct the operations referred to in Article 2, and subject to the terms of the Main Agreement without any liens or charges or mortgages or encumbrances on or against the title of the same throughout the term of this lease, including any agreement which might prejudice or impair the rights of the Lessee to use or enjoy the full benefit of such Real Property.

7. NESTE'S COVENANTS

        Neste covenants with the Lessee that the Lessee is entitled to take out a mortgage on the Real Property (pysyvyyskiinnitys vuokraoikeuden vakuudeksi) in surety of this Agreement and the rights of the Lessee under and in connection with this Agreement without hearing Neste.


8. LESSEE'S COVENANTS

        The Lessee covenants with Neste as follows:

8.1 that the Lessee shall punctually pay the rent in full as may fall due throughout the period of this Agreement;

8.2 that the Lessee shall not keep illegal material or merchandise on the Real Property;

8.3 that the Lessee shall strictly comply with the laws, rules, orders and regulations of the government, state and local authorities as well as reasonable general safety rules established from time to time by Neste affecting the general operations and facilities in Neste's Porvoo works. Neste shall keep the Lessee informed of the said rules prior to the rules taking effect;

8.4 that the Lessee must keep the Real Property in good condition according to what is customary in the field of industry of the Lessee at its own expense throughout the term of this Agreement and shall not commit any waste upon the Real Property and shall keep the Real Property and the property thereon in accordance with applicable local regulations concerning building, zoning, fire, health and other ordinances and Neste's reasonable general rules regarding such matters provided Lessee is informed of all such rules prior to such rules taking effect;

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8.5     that the Lessee shall not sublease the Real Property, either wholly or partially, to a third person. The Lessee shall have the right to sublease any building situated on the Real Property, provided that the Lessor shall have given its prior written consent for such sublease, which consent shall not be unreasonably withheld;

8.6 that the Lessee shall not suffer the Real Property or any erection or improvement on the Plant to become subject to any lien, charge or encumbrance whatsoever, other than a mortgage as set out in Article 7. For the avoidance of doubt, nothing in this Agreement shall prevent the Lessee from granting a business mortgage (yrityskiinnitys) in respect of movable assets of the Lessee located on the Real Property, nor granting other security interest in respect of movable property to secure any financing obtained by the Lessee;

8.7 that Lessee shall immediately upon termination of this Agreement release the Real Property from any mortgage or other security interest it has taken out on the Real Property.


9. TAXES AND FEES

        The lessor shall be responsible for all real estate taxes related to the ownership of the Real Property which shall be reimbursed to the Lessor in accordance with Article 5.

10. USE OF ROADS AND TERMINAL

        Neste shall permit the Lessee reasonable rights to use the roads that give access to the Real Property and to use the nearest available railway terminal.


11. NESTE'S RIGHT TO TERMINATE THE AGREEMENT

        Neste shall have the right to terminate this Agreement upon the occurrence of any of the following events during the period of the lease under this Agreement:

11.1 The Lessee does not pay the rent required to be paid under the provisions of this Agreement and such non-payment is occurring more than thirty (30) days from the date Neste sends written notice to the Lessee reminding the Lessee of such non-payment and threatening to terminate this Agreement if such non-payment continues;

11.2 The Lessee neglects, omits to perform, does not observe or comply with any provision of this Agreement, provided that, so long as such failure or omission of the Lessee is continuing, Neste shall first give a written notice informing such cause to the Lessee and the Lessee does not rectify or remedy the cause thereof within thirty (30) days from the date of the receiving of such notice. However, if the Lessee commences the rectification or remedy within the said thirty (30) days and has completed the rectification

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        or remedy of such cause within Neste's reasonably specified time in such notice which in no event shall be less than ninety (90) days thereafter, it shall not be deemed a breach of this Agreement on the part of the Lessee. Neste shall have no right to give the notice nor terminate this Agreement after a date three (3) months from the date Neste became aware of such failure or omission;

11.3 The Lessee becomes bankrupt by judgement of the court or the whole facilities situated on the Real Property or the rights under this Agreement have been seized or attached by judgement or court order, provided however that Neste may not so terminate this Agreement if the Lessee provides adequate security in respect of the obligations of the Lessee under this Agreement;

11.4 The Lessee ceases the commercial manufacture of Polystyrene or related products or products using or incorporating polystyrene or any such related product in the Plant.


12. LESSEE'S RIGHT TO TERMINATE THE AGREEMENT

        The Lessee shall have the right to terminate this Agreement upon the occurrence of any of the following events during the period of the lease under this Agreement:

12.1 Neste neglects, omits to perform, does not observe or comply with any provision of this Agreement, provided that the Lessee shall first give a written notice informing such cause to Neste and Neste does not rectify or remedy the cause thereof within thirty (30) days from the date of receipt of such notice. However, if Neste commences the rectification or remedy within the said thirty (30) days and has completed the rectification or remedy of such cause within the Lessee's specified time in such notice which in no event shall be less than ninety (90) days thereafter, it shall not be deemed a breach of this Agreement on the part of Neste.

        However, if the Lessee chooses not to exercise its right to terminate this Agreement under the preceding paragraph, it may rectify or remedy such cause or may authorize a third person to do so. In this instance, Neste shall be responsible for and promptly pay, at the Lessee's request, all expenses incurred by the Lessee in connection therewith.

12.2 The Real Property and/or any structure thereon, either wholly or partially, is, for reasons not attributable to the Lessee, expropriated, seized, attached or under possession whatsoever by law, notification or order of the government, judgement or court order.

12.3 The Real Property and/or any structure thereon is in a totally unsuitable condition for the purposes of the lease which is caused by fire, flood, war, riot, calamity, force majeure or any event or act, except those resulting from the negligence or willful act of the Lessee or resulting from the Lessee's breach of the provisions of this Agreement.

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13. RIGHTS OF NESTE UPON TERMINATION OF THIS AGREEMENT

        Upon any termination of this Agreement, Neste shall have an option to repossess the buildings and other assets and general purpose equipment in the Plant at a price to be agreed between the parties. If such agreement is not reached between the parties within 30 days from any termination of this Agreement, the Lessee is obligated at his cost to remove any and all buildings together with any and all machines, equipment or tooling used therefor, in or on the Real Property (other than such buildings, machines and equipment located on the leased property as of the date hereof) not later than 120 days from the said 30 day period so that the Real Property is left to Neste in a condition free from such properties (other than such buildings, machines or tooling located on the leased property as of the date hereof). Subject to any rights that Lessee may have against Neste under the Main Agreement, the Lessee shall leave the leased property to Neste free from waste, toxic materials and other environmental liabilities attributable to the lease period, including the original and renewed lease period (if any).


14. GENERAL TERMS AND CONDITIONS

14.1 Should any provision of this Agreement be held invalid or unenforceable under any applicable law, the other provisions of this Agreement shall be binding on the parties as if such provision were not included therein and the parties, according to their intent at the date of signature of this Agreement, shall mutually agree upon modifications of such provision to the extent necessary to render it lawful and enforceable.

14.2 This Agreement is executed in two originals by the parties hereto. In the event that this Agreement is translated into Finnish or any other language, and any inconsistency of interpretations results therefrom, the Agreement in English shall take precedent and be controlling between the parties hereto.

14.3 This Agreement sets forth the entire agreement and understanding between the parties and supersedes any and all prior negotiations, discussions and agreements between the parties with regards to the subject matter contained herein.

14.4 Neither Party shall be permitted to assign this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld. This Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective successors and permitted assigns.

        Notwithstanding the preceding provisions of this Article 14.4, either Party may assign the benefit and burden of this Agreement to an Affiliate of such Party; provided that

        a) such Affiliate agrees in writing to assume the obligations of the assigning Party hereunder; and

        b) in the case of an assignment to an Affiliate of StyroChem Finland Oy, the guarantee in Article 15 continues to apply; and

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       c)      in the case of an assignment to an Affiliate of Neste Oy, Neste
               Oy shall remain liable with the assignee Affiliate.

14.5 This Agreement shall become effective on the Closing Date as defined in the Main Agreement.

14.6 This Agreement shall be governed and construed in accordance with the Land Lease law and other laws of Finland.

        The Parties hereto shall endeavour to solve amicably any dispute arising under this Agreement.

        Any disputes arising under this Agreement, which cannot be solved by amicable means, shall be submitted to arbitration according to the rules of Arbitration of the Finnish Central Chamber of Commerce. Notwithstanding the above, the arbitrators shall be nominated as follows: Each party shall nominate one arbitrator within fifteen (15) days from the date notice was first given by the other party of that party's intention to have the matter submitted to arbitration, together with that party's nomination of an arbitrator. The arbitrators so nominated shall agree upon a third arbitrator as chairman of the arbitral tribunal within fifteen (15) days of the nomination of the second arbitrator. Failing nomination of an arbitrator by one of the parties, or agreement on the chairman by the two arbitrators within the time specified, the Finnish Central Chamber of Commerce shall, in accordance with the rules of arbitration of the Finnish Central Chamber of Commerce appoint the arbitrator and/or the chairman.

        The arbitral award rendered in accordance with Finnish law shall be final and enforceable.

        The arbitrators shall conduct the matter at their own discretion. The arbitrators shall, unless the parties otherwise agree, convene in Helsinki, Finland. The proceedings shall be conducted in the English language.

14.7 In the event Neste attempts to sell all or a portion of the Real Property during the term of this Agreement as a separate parcel of property from the remainder of the Porvoo Site then lessee shall have a right of first refusal to purchase such portion of the Real Property on the same terms and conditions being offered by the potential purchasers.

14.8 All notices required or permitted to be given hereunder shall be in writing in English and will be valid and sufficient if dispatched by courier, telefax, registered mail, postage prepaid to the addresses written below:

        If to NESTE OY:

        NESTE OY
        Keilaniemi
        SF-02150 ESPOO
        FINLAND
        Telefax: +358 204 505205
        Attention: Kyosti Sysio, Senior Vice President

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        If to STYROCHEM:

        RADNOR HOLDINGS CORPORATION
        Three Radnor Corporate Center
        Suite 300
        Radnor
        Pennsylvania
        19087 U.S.A
        Telefax: +1 610 995 2697
        Attention: Michael T. Kennedy, President

        or to such address as either party shall have specified by a notice in writing given to the other party in the manner set forth above. Notices given as herein provided shall be deemed to be effective upon receipt.


15. PARENT COMPANY GUARANTEE

        Radnor Holdings Corporation hereby irrevocably guarantees any obligation of the Lessee and its successors permitted assignees and permitted transferees, set forth in this Agreement and undertakes to fulfill them as its own obligations.



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or officers as of the year and date first above written.



        NESTE OY                        STYROCHEM FINLAND OY

        By: /s/ KYOSTI SYSIO            By: /s/ MICHAEL V. VALENZA
           ------------------------        ------------------------

        Name:   KYOSTI SYSIO            Name:   MICHAEL V. VALENZA
             ----------------------          ----------------------

        Title:  SR. VP                  Title:  SR. VP
              ---------------------           ---------------------


                                        RADNOR HOLDINGS CORPORATION
                                        as Guarantor under Article 15 hereof

                                        By: /s/ MICHAEL V. VALENZA
                                           ------------------------

                                        Name:   MICHAEL V. VALENZA
                                             ----------------------

                                        Title:  SR. VP
                                              --------------------

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